UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2006

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On May 2, 2006, the Board of Directors of American Italian Pasta Company (the “Company”) determined that one piece of manufacturing equipment that will no longer be used in the Company’s operations will be divested. The Company will record non-cash asset impairment charges of approximately $1.8 million in the third fiscal quarter of the 2006 fiscal year relating to the anticipated divestment of this asset.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 2, 2006, the Board of Directors of the Company appointed Mr. David Allen to fill an existing vacancy on the Board of Directors. Mr. Allen fills a vacancy in a class of directors that will stand for re-election at the 2008 Annual Meeting of Stockholders.

There have been no related party transactions between the Company and Mr. Allen. A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated May 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2006	AMERICAN ITALIAN PASTA COMPANY
	By:	/s/ George D. Shadid
George D. Shadid
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 8, 2006.